Exhibit 4.4 EXECUTION VERSION BORROWER JOINDER AGREEMENT THIS JOINDER AGREEMENT (this “Agreement”) dated as of September 24, 2020 is entered into among Milliken Millwork, Inc., a Michigan corporation, and VPI Quality Windows, Inc., a Washington corporation (collectively, the “New Borrowers”) and Wells Fargo Bank, National Association (the “Administrative Agent”) under that certain Revolving Credit Agreement, dated as of October 15, 2014, as amended by Amendment No. 1, dated as of July 1, 2015, amended by Amendment No. 2, dated as of November 1, 2016, amended by Amendment No. 3, dated as of December 14, 2017, amended by Amendment No. 4, dated as of December 21, 2018, and further amended by Amendment No. 5, dated as of December 31, 2019, and as amended and in effect from time to time, among JELD-WEN Holding, Inc., a Delaware corporation, JELD-WEN, Inc., a Delaware corporation (the “Company”), each other U.S. Borrower party thereto from time to time, JELD-WEN of Canada, Ltd., a Canadian corporation, each other Canadian Borrower party thereto from time to time, the other Subsidiary Guarantors from time to time party thereto, the several banks, financial institutions, institutional investors and other entities from time to time party thereto as lenders (the “Lenders”) and the Administrative Agent (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. W I T N E S S E T H: Each New Borrower and the Administrative Agent hereby agree as follows: 1. Joinder . Each New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Borrower will be a Joining U.S. Borrower pursuant to Section 2.25 of the Credit Agreement with the same force and effect as if originally named therein as a U.S. Borrower. 2. Representations and Warranties. Each New Borrower hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Joining U.S. Borrower thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Borrower thereunder are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Each reference to a U.S Borrower, Borrower and Loan Party in the Credit Agreement shall be deemed to include each New Borrower. Each New Borrower hereby attaches supplements to the schedules to the Credit Agreement applicable to it. 3. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 4. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. 5. JELD-WEN, INC. Each New Borrower hereby appoints the Company as Borrower Representative in accordance with Section 10.21 of the Credit Agreement.

6. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect. 7. Notices. All notices, requests and demands to or upon each New Borrower, the Administrative Agent or any Lender shall be governed by the terms of Section 10.2 of the Credit Agreement. 8. Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. [Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written. MILLIKEN MILLWORK, INC. VPI QUALITY WINDOWS, INC. By: ___/s/ Brian Luke________________________ Name: Brian Luke Title: Treasurer [Signature page to ABL Joinder Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: _____/s/ Peter Schuebler__________________ Name: Peter Schuebler Title: Vice President

Schedule 1.1G

PERMITTED LOCATIONS

Property Name	Address	City	County	State	Grantor	Use	Owned / Leased
Milliken Sterling Heights	6361 Sterling Drive N	Sterling Heights	Macomb	MI	Milliken Enterprises – Michigan LLC	Manufacturing	Leased
Milliken West Chester	400 Circle Freeway	Cincinnati	Hamilton	OH	Milliken Enterprises – Ohio LLC	Manufacturing	Leased
Milliken Sidman	172 Plummer Road	Sidman	Cambria	PA	Milliken Enterprises – Pennsylvania LLC	Manufacturing	Leased
Spokane (main)	3420 E Ferry Ave.	Spokane	Spokane	WA	VPI Quality Windows, Inc.	Manufacturing	Leased
Spokane	3324 E Ferry Ave.	Spokane	Spokane	WA	VPI Quality Windows, Inc.	Warehouse	Leased

Schedule 3.16(a)

UCC FILING JURISDICTIONS

Type of Filing	Entity	Filing Jurisdiction
UCC-1 Financing Statement	Milliken Millwork, Inc.	Michigan SOS
UCC-1 Financing Statement	VPI Quality Windows, Inc.	Washington SOS
Trademark Security Agreement	Milliken Millwork, Inc.	U.S. Patent and Trademark Office

Schedule 6.2

EXISTING INDEBTEDNESS

None

Schedule 6.3 EXISTING INVESTMENTS None Schedule 6.6 AFFILIATE TRANSACTIONS None Schedule 6.7 EXISTING LIENS None